                                                                     Exhibit 4.9

                                     WARRANT

THE SECURITIES  REPRESENTED BY THIS WARRANT HAVE NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED,  OR APPLICABLE  STATE  SECURITIES  LAWS. THE
SECURITIES  HAVE BEEN ACQUIRED FOR  INVESTMENT  AND MAY NOT BE OFFERED FOR SALE,
SOLD,  TRANSFERRED  OR  ASSIGNED  IN THE  ABSENCE OF AN  EFFECTIVE  REGISTRATION
STATEMENT FOR THE SECURITIES  UNDER THE  SECURITIES ACT OF 1933, AS AMENDED,  OR
APPLICABLE  STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY
SATISFACTORY  TO THE ISSUER THAT  REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR
APPLICABLE  STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID
ACT.

                               CEPTOR CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

Warrant No.: CCP-002                                Number of Shares: 5,000,000

Date of Issuance: June 29, 2006

CepTor  Corporation,  a Delaware  corporation (the "COMPANY"),  hereby certifies that, for good and valuable consideration,  the receipt and sufficiency of which
are  hereby  acknowledged,   CORNELL  CAPITAL  PARTNERS,  LP  ("CORNELL"),   the
registered holder hereof or its permitted assigns,  is entitled,  subject to the terms set forth  below,  to purchase  from the Company  upon  surrender  of this
Warrant,  at any time or times on or after the date hereof,  but not after 11:59
P.M.  Eastern  Time on the  Expiration  Date (as defined  herein)  Five  Million
(5,000,000)  fully paid and  nonassessable  shares of Common  Stock (as  defined herein) of the Company (the  "WARRANT  SHARES") at the exercise  price per share provided in Section 1(b) below or as subsequently adjusted;  provided,  however, that in no event shall the holder be entitled  to  exercise  this  Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which,  upon giving effect to such  exercise,  would cause the aggregate  number of shares of
Common Stock beneficially owned by the holder and its affiliates to exceed 4.99%
of the outstanding  shares of the Common Stock  following such exercise,  except within sixty (60) days of the Expiration Date (however,  such restriction may be waived by Cornell  (but only as to itself and not to any other  holder) upon not less than 65 days prior notice to the  Company).  For purposes of the  foregoing proviso,  the aggregate number of shares of Common Stock  beneficially  owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon  exercise of this Warrant with respect to which the  determination of such proviso is being made,  but shall  exclude  shares of Common Stock which would be issuable  upon (i)  exercise  of the  remaining,  unexercised  Warrants beneficially  owned  by the  holder  and its  affiliates  and (ii)  exercise  or conversion of the unexercised or unconverted  portion of any other securities of the  Company  beneficially  owned by the holder and its  affiliates  (including, without  limitation,  any  convertible  notes or preferred  stock)  subject to a limitation  on  conversion  or exercise  analogous to the  limitation  contained herein.  Except as set forth in the  preceding  sentence,  for  purposes of this paragraph,  beneficial  ownership shall be calculated in accordance with Section
13(d) of the Securities  Exchange Act of 1934, as amended.  For purposes of this
Warrant,  in  determining  the number of  outstanding  shares of Common  Stock a holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-QSB or Form 10-KSB, as the case may be,
(2) a more recent public  announcement by the Company or (3) any other notice by the Company or its transfer  agent  setting forth the number of shares of Common
Stock  outstanding.  Upon the written  request of any holder,  the Company shall promptly,  but in no event later than one (1) Business Day following the receipt of such  notice,  confirm in writing to any such  holder the number of shares of
Common Stock then outstanding.  In any case, the number of outstanding shares of
Common Stock shall be determined after giving effect to the exercise of Warrants
(as defined below) by such holder and its affiliates  since the date as of which such number of outstanding shares of Common Stock was reported.

     Section 1.

          (a) This Warrant is the common stock purchase  warrant (the "WARRANT")
issued  pursuant to the  Securities  Purchase  Agreement  ("SECURITIES  PURCHASE
AGREEMENT")  dated the date hereof  between the Company and the Buyers listed on
Schedule  I  thereto  pursuant  to  which  the  Buyer(s)  purchased  convertible debentures (the "CONVERTIBLE DEBENTURES").

          (b) DEFINITIONS. The following words and terms as used in this Warrant shall have the following meanings:

               (i)    "BUSINESS DAY" means any day other than  Saturday,  Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

               (ii)   "CLOSING  BID PRICE" means the closing bid price of Common
Stock as quoted on the  Principal  Market (as  reported by  Bloomberg  Financial
Markets ("BLOOMBERG") through its "Volume at Price" function).

               (iii)  "COMMON STOCK" means (i) the Company's  common stock,  par value $0.0001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock  resulting from a  reclassification of such Common Stock.

               (iv)   "EVENT OF  DEFAULT"  means an event of  default  under the
Securities Purchase Agreement or the Convertible Debentures issued in connection therewith.

               (v)    "EXPIRATION  DATE" means the date three (3) years from the
Issuance  Date of this  Warrant or, if such date falls on a Saturday,  Sunday or other day on which banks are required or  authorized to be closed in the City of
New York or the State of New York or on which trading does not take place on the
Principal  Exchange or automated  quotation  system on which the Common Stock is traded (a "HOLIDAY"), the next date that is not a Holiday.

               (vi)   "ISSUANCE DATE" means the date hereof.

               (vii)  "OPTIONS"  means  any  rights,   warrants  or  options  to
subscribe for or purchase Common Stock or Convertible Securities.

               (viii) "PERSON" means an individual, a limited liability company, a partnership,  a joint venture,  a corporation,  limited liability  company,  a trust,  an  unincorporated  organization  and a government or any  department or agency thereof.

               (ix)   "PRINCIPAL MARKET" means the New York Stock Exchange,  the
American Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market,
whichever  is at the time the  principal  trading  exchange  or market  for such security,  or the  over-the-counter  market on the electronic bulletin board for such  security as reported by  Bloomberg  or, if no bid or sale  information  is reported for such security by  Bloomberg,  then the average of the bid prices of each of the market  makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

               (x)    "REGISTRATION  RIGHTS".  The shares issuable upon exercise of this Warrant shall have "piggy-back" registration rights.

               (xi)   "SECURITIES  ACT"  means the  Securities  Act of 1933,  as amended.

               (xii)  "WARRANT"  means this Warrant and all  Warrants  issued in exchange, transfer or replacement thereof.

               (xiii) "WARRANT   EXERCISE   PRICE"   shall  be   $0.25,   or  as
subsequently adjusted as provided in Section 8 hereof.

               (xiv)  "WARRANT SHARES" means the shares of Common Stock issuable at any time upon exercise of this Warrant.

          (c) Other Definitional Provisions.

               (i)    Except  as  otherwise  specified  herein,  all  references herein (A) to the Company  shall be deemed to include the  Company's  successors and (B) to any  applicable  law defined or  referred  to herein  shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

               (ii)   When used in this Warrant,  the words "HEREIN",  "HEREOF", and "HEREUNDER"  and words of similar  import,  shall refer to this Warrant as a whole  and not to any  provision  of this  Warrant,  and  the  words  "SECTION",
"SCHEDULE", and "EXHIBIT" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

               (iii)  Whenever  the  context  so  requires,  the  neuter  gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

     Section 2.     EXERCISE OF WARRANT.

          (a) Subject to the terms and  conditions  hereof,  this Warrant may be exercised by the holder hereof then registered on the books of the Company,  pro rata as  hereinafter  provided,  at any time on any Business Day on or after the opening of business on such  Business Day,  commencing  with the first day after the date hereof, and prior to 11:59 P.M. Eastern Time on the Expiration Date (i)

by delivery of a written notice, in the form of the subscription notice attached as EXHIBIT A hereto  (the  "EXERCISE  NOTICE"),  of such  holder's  election  to exercise this Warrant,  which notice shall specify the number of Warrant  Shares to be  purchased,  payment  to the  Company  of an amount  equal to the  Warrant
Exercise Price(s)  applicable to the Warrant Shares being purchased,  multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being  exercised  (plus any  applicable  issue or transfer taxes) (the "AGGREGATE  EXERCISE PRICE") in cash or wire transfer of immediately available  funds  and the  surrender  of  this  Warrant  (or an  indemnification undertaking  with  respect  to this  Warrant  in the case of its loss,  theft or destruction)  to a common carrier for overnight  delivery to the Company as soon as  practicable  following  such date  ("CASH  BASIS") or (ii) if at the time of exercise,  the  Warrant  Shares  are not  subject to an  effective  registration statement  or if an Event of Default has  occurred,  by  delivering  an Exercise
Notice and in lieu of making payment of the Aggregate  Exercise Price in cash or wire  transfer,  elect instead to receive upon such exercise the "Net Number" of shares of Common  Stock  determined  according  to the  following  formula  (the
"CASHLESS EXERCISE"):

         Net Number = (A x B) - (A x C)
                      -----------------
                              B

             For purposes of the foregoing formula:

             A = the total  number of Warrant  Shares with respect to which this
             Warrant is then being exercised.

             B = the  Closing  Bid  Price  of the  Common  Stock  on the date of exercise of the Warrant.

             C = the Warrant  Exercise  Price then in effect for the  applicable
             Warrant Shares at the time of such exercise.

     In the event of any exercise of the rights  represented  by this Warrant in compliance  with this Section 2, the Company  shall on or before the fifth (5th)
Business Day following the date of receipt of the Exercise Notice, the Aggregate
Exercise Price and this Warrant (or an indemnification  undertaking with respect to this Warrant in the case of its loss,  theft or destruction)  and the receipt of the representations of the holder specified in Section 6 hereof, if requested by the Company (the "EXERCISE DELIVERY  DOCUMENTS"),  and if the Common Stock is
DTC eligible,  credit such  aggregate  number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's  balance  account with  The  Depository  Trust  Company;  provided,  however,  if the  holder  who submitted the Exercise Notice requested  physical  delivery of any or all of the
Warrant  Shares,  or, if the Common Stock is not DTC  eligible  then the Company shall,  on or before  the fifth  (5th)  Business  Day  following  receipt of the
Exercise  Delivery  Documents,  issue  and  surrender  to a common  carrier  for
overnight   delivery  to  the  address  specified  in  the  Exercise  Notice,  a certificate,  registered in the name of the holder,  for the number of shares of
Common  Stock to which the holder  shall be entitled  pursuant to such  request.
Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause  (i) or (ii)  above the  holder of this  Warrant  shall be deemed for all corporate  purposes to have  become the holder of record of the  Warrant  Shares with respect to which this Warrant has been exercised.  In the case of a dispute as to the  determination of the Warrant Exercise Price, the Closing Bid Price or
the  arithmetic  calculation of the Warrant  Shares,  the Company shall promptly issue to the holder the number of Warrant  Shares that is not disputed and shall submit the disputed  determinations or arithmetic calculations to the holder via facsimile  within  one (1)  Business  Day of receipt  of the  holder's  Exercise
Notice.

          (b) If the  holder  and the  Company  are  unable  to  agree  upon the determination  of the Warrant  Exercise  Price or arithmetic  calculation of the
Warrant Shares within one (1) day of such disputed  determination  or arithmetic calculation  being submitted to the holder,  then the Company shall  immediately submit via  facsimile  (i) the disputed  determination  of the Warrant  Exercise
Price or the Closing Bid Price to an independent,  reputable  investment banking firm or (ii) the disputed  arithmetic  calculation  of the Warrant Shares to its independent,  outside accountant. The Company shall cause the investment banking firm or the  accountant,  as the case may be, to perform the  determinations  or calculations  and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed  determinations or calculations.  Such investment  banking firm's or accountant's  determination or calculation,  as the case may be,  shall be deemed  conclusive  absent  manifest error.

          (c) Unless the rights  represented  by this Warrant shall have expired or shall have been fully  exercised,  the Company shall,  as soon as practicable and in no event later than five (5) Business  Days after any exercise and at its own  expense,  issue a new Warrant  identical  in all  respects to this  Warrant exercised  except it shall  represent  rights to purchase  the number of Warrant
Shares  purchasable  immediately  prior  to such  exercise  under  this  Warrant exercised,  less the number of Warrant Shares with respect to which such Warrant is exercised.

          (d) No  fractional  Warrant  Shares are to be issued upon any pro rata exercise of this  Warrant,  but rather the number of Warrant  Shares issued upon such  exercise of this Warrant  shall be rounded up or down to the nearest whole number.

          (e) If the Company or its Transfer  Agent shall fail for any reason or for no reason to issue to the  holder  within  ten (10) days of  receipt  of the
Exercise Delivery  Documents,  a certificate for the number of Warrant Shares to which the holder is entitled or to credit the holder's  balance account with The
Depository  Trust Company for such number of Warrant  Shares to which the holder is entitled upon the holder's  exercise of this Warrant,  the Company shall,  in addition to any other remedies under this Warrant or otherwise available to such holder,  pay as  additional  damages  in  cash to such  holder  on each  day the issuance of such certificate for Warrant Shares is not timely effected an amount equal to 0.025% of the  product of (A) the sum of the  number of Warrant  Shares not issued to the holder on a timely  basis and to which the holder is entitled, and (B)  the  Closing  Bid  Price  of the  Common  Stock  for  the  trading  day immediately preceding the last possible date which the Company could have issued such Common Stock to the holder without violating this Section 2.

          (f) If  within  ten (10)  days  after  the  Company's  receipt  of the
Exercise Delivery  Documents,  the Company fails to deliver a new Warrant to the holder  for the  number of  Warrant  Shares  to which  such  holder is  entitled pursuant to Section 2 hereof,  then, in addition to any other available remedies under this Warrant or otherwise  available to such holder, the Company shall pay as additional damages in cash to such holder on each day after such tenth (10th)
day that such  delivery of such new Warrant is not timely  effected in an amount equal to 0.25% of the product of (A) the number of Warrant Shares represented by the portion of this Warrant which is not being exercised and (B) the Closing Bid
Price of the Common  Stock for the trading day  immediately  preceding  the last possible  date which the Company  could have  issued such  Warrant to the holder without violating this Section 2.

     Section 3.     COVENANTS AS TO COMMON STOCK.  The Company hereby  covenants and agrees as follows:

          (a) This Warrant is, and any Warrants  issued in  substitution  for or replacement  of this Warrant will upon issuance be, duly  authorized and validly issued.

          (b) All Warrant  Shares  which may be issued upon the  exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable  and free from all taxes,  liens and charges with respect to the issue thereof.

          (c) During  the period  within  which the rights  represented  by this
Warrant may be  exercised,  the Company  will at all times have  authorized  and reserved at least one hundred  percent  (100%) of the number of shares of Common
Stock needed to provide for the exercise of the rights then  represented by this
Warrant and the par value of said shares will at all times be less than or equal to the applicable  Warrant  Exercise  Price. If at any time the Company does not have a sufficient  number of shares of Common Stock  authorized  and  available, then the  Company  shall  call and hold a special  meeting  of its  stockholders within  sixty  (60) days of that time for the sole  purpose  of  increasing  the number of authorized shares of Common Stock.

          (d) If at any time  after the date  hereof  the  Company  shall file a registration statement, the Company shall include the Warrant Shares issuable to the holder, pursuant to the terms of this Warrant and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant
Shares from time to time  issuable  upon the exercise of this  Warrant;  and the
Company  shall  so  list on  each  national  securities  exchange  or  automated quotation  system,  as the case may be, and shall  maintain such listing of, any other shares of capital stock of the Company  issuable upon the exercise of this
Warrant if and so long as any  shares of the same class  shall be listed on such national securities exchange or automated quotation system.

          (e)  The  Company  will  not,  by  amendment  of  its  Certificate  of
Incorporation or through any reorganization,  transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the  observance or  performance of any of the terms to be observed  or  performed  by it  hereunder,  but will at all times in good  faith assist in the  carrying  out of all the  provisions  of this  Warrant and in the taking of all such action as may  reasonably  be requested by the holder of this
Warrant in order to protect the exercise privilege of the holder of this Warrant against dilution or other  impairment,  consistent with the tenor and purpose of this  Warrant.  The  Company  will not  increase  the par value of any shares of
Common Stock  receivable  upon the  exercise of this  Warrant  above the Warrant
Exercise  Price  then in effect,  and (ii) will take all such  actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and  nonassessable  shares of Common  Stock upon the exercise of this
Warrant.

          (f) This  Warrant will be binding  upon any entity  succeeding  to the
Company by merger,  consolidation or acquisition of all or substantially  all of the Company's assets.

     Section 4.     TAXES.  The Company shall pay any and all taxes,  except any applicable  withholding,  which may be payable  with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

     Section  5.    WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically  provided  herein,  no holder,  as such,  of this Warrant  shall be entitled  to vote or  receive  dividends  or be deemed  the  holder of shares of capital stock of the Company for any purpose,  nor shall  anything  contained in this Warrant be construed to confer upon the holder hereof,  as such, any of the rights of a  stockholder  of the Company or any right to vote,  give or withhold consent to any corporate  action  (whether any  reorganization,  issue of stock, reclassification  of stock,  consolidation,  merger,  conveyance or  otherwise), receive  notice of  meetings,  receive  dividends  or  subscription  rights,  or otherwise,  prior to the  issuance to the holder of this  Warrant of the Warrant
Shares  which it is then  entitled  to  receive  upon the due  exercise  of this
Warrant.  In addition,  nothing  contained in this Warrant shall be construed as imposing  any  liabilities  on such  holder to  purchase  any  securities  (upon exercise of this  Warrant or  otherwise)  or as a  stockholder  of the  Company, whether  such  liabilities  are  asserted by the Company or by  creditors of the
Company.  Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other  information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

     Section  6.    REPRESENTATIONS  OF HOLDER.  The holder of this Warrant,  by the  acceptance  hereof,  represents  that it is acquiring  this Warrant and the
Warrant  Shares  for its own  account  for  investment  only and not with a view towards,  or for resale in connection  with, the public sale or  distribution of this  Warrant or the Warrant  Shares,  except  pursuant to sales  registered  or exempted  under the  Securities  Act;  provided,  however,  that by  making  the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a  registration  statement or an exemption  under the  Securities
Act. The holder of this Warrant further represents,  by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule  501(a)(1) of Regulation D promulgated  by the  Securities  and Exchange
Commission under the Securities Act (an "ACCREDITED INVESTOR"). Upon exercise of this Warrant the holder shall, if requested by the Company,  confirm in writing, in a form satisfactory to the Company,  that the Warrant Shares so purchased are being acquired  solely for the holder's own account and not as a nominee for any other party, for investment,  and not with a view toward  distribution or resale and that such holder is an Accredited Investor.  If such holder cannot make such representations  because  they  would  be  factually  incorrect,  it  shall be a condition to such  holder's  exercise of this  Warrant that the Company  receive such other  representations  as the Company  considers  reasonably  necessary to assure the Company that the  issuance of its  securities  upon  exercise of this
Warrant shall not violate any United States or state securities laws.

     Section 7.     OWNERSHIP AND TRANSFER.

          (a) The Company shall maintain at its principal  executive offices (or such other office or agency of the Company as it may  designate by notice to the holder hereof),  a register for this Warrant,  in which the Company shall record the name and address of the person in whose name this  Warrant has been  issued, as well as the name and  address of each  transferee.  The Company may treat the person in whose name any Warrant is  registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events  recognizing  any transfers  made in accordance  with the terms of this Warrant.

     Section 8.     ADJUSTMENT OF WARRANT  EXERCISE  PRICE AND NUMBER OF SHARES.
The Warrant  Exercise  Price and the number of shares of Common  Stock  issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

          (a)  ADJUSTMENT  OF WARRANT  EXERCISE  PRICE AND NUMBER OF SHARES UPON
ISSUANCE OF COMMON STOCK.  If and whenever on or after the Issuance Date of this
Warrant,  the Company issues or sells,  or is deemed to have issued or sold, any shares of Common  Stock  (other  than (i)  Excluded  Securities,  (ii) shares of
Common  Stock  which are issued or deemed to have been  issued by the Company in connection  with an Approved  Stock Plan, or (iii) the Other  Securities)  for a
consideration per share less than a price (the "APPLICABLE  PRICE") equal to the
Warrant  Exercise  Price in effect  immediately  prior to such issuance or sale, then  immediately  after such issue or sale the Warrant  Exercise  Price then in effect shall be reduced to an amount equal to such consideration per share. Upon each such  adjustment of the Warrant  Exercise  Price  hereunder,  the number of
Warrant  Shares  issuable upon exercise of this Warrant shall be adjusted to the number of shares  determined by multiplying the Warrant Exercise Price in effect immediately  prior to such  adjustment by the number of Warrant Shares  issuable upon exercise of this Warrant  immediately prior to such adjustment and dividing
the  product  thereof  by  the  Warrant   Exercise  Price  resulting  from  such
adjustment.

          (b) EFFECT ON WARRANT  EXERCISE PRICE OF CERTAIN EVENTS.  For purposes of determining the adjusted Warrant Exercise Price under Section 8(a) above, the following shall be applicable:

               (i)    ISSUANCE OF OPTIONS. If after the date hereof, the Company in any manner  grants any Options  and the lowest  price per share for which one share of Common  Stock is issuable  upon the exercise of any such Option or upon conversion or exchange of any convertible  securities  issuable upon exercise of any such  Option is less than the  Applicable  Price,  then such share of Common
Stock shall be deemed to be outstanding  and to have been issued and sold by the
Company at the time of the  granting  or sale of such  Option for such price per share.  For  purposes of this  Section  8(b)(i),  the lowest price per share for which one share of Common  Stock is issuable  upon  exercise of such  Options or upon conversion or exchange of such Convertible Securities shall be equal to the sum of the lowest  amounts of  consideration  (if any) received or receivable by the Company  with  respect to any one share of Common Stock upon the granting or sale of the Option,  upon exercise of the Option or upon  conversion or exchange of any convertible  security  issuable upon exercise of such Option.  No further adjustment of the Warrant  Exercise Price shall be made upon the actual issuance of such Common Stock or of such convertible securities upon the exercise of such
Options or upon the actual  issuance of such  Common  Stock upon  conversion  or exchange of such convertible securities.

               (ii)   ISSUANCE OF CONVERTIBLE SECURITIES.  If the Company in any
manner issues or sells any convertible securities and the lowest price per share for which one share of Common Stock is issuable upon the  conversion or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be  outstanding  and to have been issued and sold by the Company at the time of the issuance or sale of such  convertible  securities for such price per share. For the purposes of this Section 8(b)(ii), the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange shall  be equal  to the sum of the  lowest  amounts  of  consideration  (if any)
received or  receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the  convertible  security and upon  conversion  or exchange of such  convertible  security.  No further  adjustment  of the Warrant
Exercise Price shall be made upon the actual  issuance of such Common Stock upon conversion or exchange of such convertible securities,  and if any such issue or sale of such  convertible  securities  is made upon  exercise of any Options for which  adjustment  of the  Warrant  Exercise  Price  had  been or are to be made pursuant to other provisions of this Section 8(b), no further  adjustment of the
Warrant Exercise Price shall be made by reason of such issue or sale.

               (iii)  CHANGE  IN  OPTION  PRICE  OR RATE OF  CONVERSION.  If the
purchase price provided for in any Options,  the  additional  consideration,  if any,  payable  upon  the  issue,  conversion  or  exchange  of  any  convertible securities, or the rate at which any convertible securities are convertible into or exchangeable for Common Stock changes at any time, the Warrant Exercise Price in effect at the time of such change  shall be adjusted to the Warrant  Exercise
Price  which  would  have  been in  effect  at such  time  had such  Options  or convertible  securities  provided for such changed  purchase  price,  additional consideration  or  changed  conversion  rate,  as the case  may be,  at the time initially granted, issued or sold and the number of Warrant Shares issuable upon exercise of this Warrant shall be  correspondingly  readjusted.  For purposes of this Section 8(b)(iii),  if the terms of any Option or convertible security that was  outstanding  as of the  Issuance  Date of this  Warrant  are changed in the manner  described in the  immediately  preceding  sentence,  then such Option or convertible  security  and the  Common  Stock  deemed  issuable  upon  exercise, conversion  or  exchange  thereof  shall be deemed to have been issued as of the date of such change.  No adjustment  pursuant to this Section 8(b) shall be made if such  adjustment  would result in an increase of the Warrant  Exercise  Price then in effect.

          (c) EFFECT ON WARRANT  EXERCISE PRICE OF CERTAIN EVENTS.  For purposes of determining the adjusted Warrant Exercise Price under Sections 8(a) and 8(b), the following shall be applicable:

               (i)    CALCULATION  OF  CONSIDERATION  RECEIVED.  If  any  Common
Stock,  Options or  convertible  securities are issued or sold or deemed to have been  issued or sold for cash,  the  consideration  received  therefore  will be deemed to be the net amount  received  by the Company  therefore.  If any Common
Stock, Options or convertible  securities are issued or sold for a consideration other than cash, the amount of such  consideration  received by the Company will be the  fair  value  of such  consideration,  except  where  such  consideration consists of  marketable  securities,  in which case the amount of  consideration received by the Company will be the market price of such  securities on the date of  receipt of such  securities.  If any Common  Stock,  Options or  convertible securities  are issued to the owners of the  non-surviving  entity in connection with any merger in which the  Company  is the  surviving  entity,  the amount of consideration  therefore  will be deemed to be the fair value of such portion of the net assets and business of the  non-surviving  entity as is  attributable to such Common Stock,  Options or convertible  securities,  as the case may be. The fair value of any consideration other than cash or securities will be determined jointly  by the  Company  and the  holders  of  Warrants  representing  at least two-thirds (b) of the Warrant Shares issuable upon exercise of the Warrants then outstanding.  If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring  valuation (the  "VALUATION  EVENT"), the fair value of such consideration will be determined within five (5) Business
Days after the tenth (10th) day following the Valuation Event by an independent, reputable  appraiser jointly selected by the Company and the holders of Warrants representing  at  least  two-thirds  (b) of the  Warrant  Shares  issuable  upon exercise of the Warrants then  outstanding.  The determination of such appraiser shall be final and binding  upon all  parties and the fees and  expenses of such appraiser shall be borne jointly by the Company and the holders of Warrants.

               (ii)   INTEGRATED  TRANSACTIONS.  In case any Option is issued in connection with the issue or sale of other  securities of the Company,  together comprising one  integrated  transaction  in which no specific  consideration  is allocated to such Options by the parties thereto,  the Options will be deemed to have been issued for a consideration of $.01.

               (iii)  TREASURY  SHARES.  The  number of  shares of Common  Stock outstanding  at any given time does not include  shares  owned or held by or for the account of the Company,  and the  disposition of any shares so owned or held will be considered an issue or sale of Common Stock.

               (iv)   RECORD DATE.  If the Company takes a record of the holders of Common Stock for the purpose of  entitling  them (1) to receive a dividend or other distribution payable in Common Stock, Options or in convertible securities or (2) to  subscribe  for or  purchase  Common  Stock,  Options  or  convertible securities,  then such record date will be deemed to be the date of the issue or sale of the shares of Common  Stock  deemed to have been issued or sold upon the declaration  of such  dividend or the making of such other  distribution  or the date of the granting of such right of subscription or purchase,  as the case may
be.

          (d)  ADJUSTMENT  OF  WARRANT   EXERCISE  PRICE  UPON   SUBDIVISION  OR
COMBINATION  OF  COMMON  STOCK.  If the  Company  at any time  after the date of issuance  of this  Warrant  subdivides  (by any  stock  split,  stock  dividend, recapitalization  or otherwise) one or more classes of its outstanding shares of
Common  Stock into a greater  number of shares,  any Warrant  Exercise  Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock  obtainable  upon  exercise of this Warrant will be proportionately  increased. If the Company at any time after the date of issuance  of this  Warrant  combines  (by  combination,  reverse  stock split or otherwise) one or more classes of its outstanding  shares of Common Stock into a smaller number of shares, any Warrant Exercise Price in effect immediately prior to such combination will be proportionately  increased and the number of Warrant
Shares issuable upon exercise of this Warrant will be proportionately decreased.

                                       10

Any  adjustment  under this Section 8(d) shall become  effective at the close of business on the date the subdivision or combination becomes effective.

          (e)  DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other  distribution  of its assets (or rights to acquire its assets)
to holders of Common Stock, by way of return of capital or otherwise (including, without  limitation,  any  distribution  of cash,  stock  or  other  securities, property or options by way of a dividend, spin off, reclassification,  corporate rearrangement  or other similar  transaction)  (a  "Distribution"),  at any time after the issuance of this Warrant, then, in each such case:

               (i)    any Warrant Exercise Price in effect  immediately prior to the close of business on the record date fixed for the  determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of  business  on such  record  date,  to a price  determined  by multiplying such Warrant Exercise Price by a fraction of which (A) the numerator shall  be the  Closing  Sale  Price  of the  Common  Stock  on the  trading  day immediately  preceding such record date minus the value of the  Distribution (as determined in good faith by the Company's Board of Directors)  applicable to one share of Common Stock,  and (B) the denominator  shall be the Closing Sale Price of the Common Stock on the trading day  immediately  preceding such record date;
and

               (ii)   either (A) the number of Warrant  Shares  obtainable  upon exercise of this  Warrant  shall be increased to a number of shares equal to the number of shares of Common Stock  obtainable  immediately  prior to the close of business  on the record  date fixed for the  determination  of holders of Common
Stock entitled to receive the  Distribution  multiplied by the reciprocal of the fraction set forth in the immediately  preceding clause (i), or (B) in the event that the  Distribution  is of common  stock of a company  whose  common stock is traded on a  national  securities  exchange  or a national  automated  quotation system,  then the holder of this Warrant shall receive an additional  warrant to purchase  Common  Stock,  the terms of which shall be identical to those of this
Warrant,  except that such warrant shall be  exercisable  into the amount of the assets that would have been  payable to the holder of this  Warrant  pursuant to the Distribution had the holder exercised this Warrant immediately prior to such record date and with an exercise price equal to the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i).

               (iii)

          (f) CERTAIN  EVENTS.  If any event occurs of the type  contemplated by the  provisions  of  this  Section  8 but  not  expressly  provided  for by such provisions  (including,  without limitation,  the granting of stock appreciation rights,  phantom  stock rights or other rights with equity  features),  then the
Company's Board of Directors will make an appropriate  adjustment in the Warrant
Exercise Price and the number of shares of Common Stock obtainable upon exercise of this  Warrant so as to protect  the  rights of the  holders of the  Warrants;
provided,  except as set forth in Section 8(d), that no such adjustment pursuant

                                       11

to this Section 8(f) will  increase the Warrant  Exercise  Price or decrease the number of shares of Common Stock obtainable as otherwise  determined pursuant to this Section 8.

          (g) NOTICES.

               (i)    Immediately  upon any  adjustment of the Warrant  Exercise
Price,  the  Company  will give  written  notice  thereof  to the holder of this
Warrant, setting forth in reasonable detail, and certifying,  the calculation of such adjustment.

               (ii)   The Company will give written notice to the holder of this
Warrant at least ten (10) days prior to the date on which the Company closes its books or takes a record (A) with  respect to any dividend or  distribution  upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of  Common  Stock or (C) for  determining  rights to vote  with  respect  to any
Organic Change (as defined  below),  dissolution or  liquidation,  provided that such  information  shall be made known to the public prior to or in  conjunction with such notice being provided to such holder.

               (iii)  The Company will also give written notice to the holder of this  Warrant  at least  ten (10) days  prior to the date on which  any  Organic
Change,   dissolution  or  liquidation  will  take  place,  provided  that  such information  shall be made known to the public prior to or in  conjunction  with such notice being provided to such holder.

     Section 9.     PURCHASE    RIGHTS;    REORGANIZATION,     RECLASSIFICATION,
CONSOLIDATION, MERGER OR SALE.

          (a) In addition to any adjustments  pursuant to Section 8 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants,  securities or other property pro rata to the record  holders of any class of Common Stock (the "PURCHASE  RIGHTS"),  then the  holder  of this  Warrant  will be  entitled  to  acquire,  upon  the  terms applicable to such Purchase  Rights,  the aggregate  Purchase  Rights which such holder  could  have  acquired  if such  holder  had held the number of shares of
Common Stock  acquirable  upon  complete  exercise of this  Warrant  immediately before  the date on which a record is taken for the grant,  issuance  or sale of such Purchase  Rights,  or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (b)   Any    recapitalization,    reorganization,    reclassification,
consolidation,  merger, sale of all or substantially all of the Company's assets to another Person or other similar transaction in each case which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent  liquidation) stock,  securities or assets with respect to or in exchange for Common Stock is referred to herein as an "ORGANIC CHANGE." Prior to the consummation of any (i) sale of all or substantially all of the Company's assets to an acquiring  Person or (ii) other Organic Change  following which the
Company is not a  surviving  entity,  the  Company  will  secure from the Person purchasing  such assets or the successor  resulting from such Organic Change (in each case,  the "ACQUIRING  ENTITY") a written  agreement (in form and substance satisfactory to the holders of Warrants  representing at least  two-thirds (iii)

                                       12

of the Warrant Shares  issuable upon exercise of the Warrants then  outstanding)
to deliver to each holder of Warrants in exchange for such Warrants,  a security of the Acquiring Entity evidenced by a written instrument  substantially similar in form and  substance  to this Warrant and  satisfactory  to the holders of the
Warrants  (including an adjusted  warrant  exercise price equal to the value for the Common Stock reflected by the terms of such  consolidation,  merger or sale, and exercisable for a corresponding  number of shares of Common Stock acquirable and receivable  upon exercise of the Warrants  without regard to any limitations on  exercise,  if the value so  reflected  is less than any  Applicable  Warrant
Exercise Price immediately prior to such  consolidation,  merger or sale). Prior to the  consummation  of any  other  Organic  Change,  the  Company  shall  make appropriate  provision  (in form and  substance  satisfactory  to the holders of
Warrants representing a majority of the Warrant Shares issuable upon exercise of the  Warrants  then  outstanding)  to  insure  that each of the  holders  of the
Warrants will  thereafter have the right to acquire and receive in lieu of or in addition  to (as the case may be) the  Warrant  Shares  immediately  theretofore issuable and  receivable  upon the exercise of such holder's  Warrants  (without regard to any  limitations  on  exercise),  such shares of stock,  securities or assets  that would  have been  issued or payable  in such  Organic  Change  with respect to or in exchange for the number of Warrant Shares which would have been issuable and  receivable  upon the exercise of such  holder's  Warrant as of the date of such Organic  Change  (without  taking into account any  limitations  or restrictions on the exercisability of this Warrant).

     Section 10.    LOST,  STOLEN,  MUTILATED  OR  DESTROYED  WARRANT.  If  this
Warrant is lost, stolen,  mutilated or destroyed, the Company shall promptly, on receipt of an indemnification  undertaking in a form reasonably  satisfactory to the  Company,  provided  however the Holder  shall be  obligated to provide such indemnification in form,  substance and scope customary for  indemnifications in comparable transactions,  (or, in the case of a mutilated Warrant, the Warrant), issue a new  Warrant  of like  denomination  and tenor as this  Warrant so lost, stolen, mutilated or destroyed.

     Section 11.    NOTICE.   Any   notices,    consents,   waivers   or   other
communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered  personally;  (ii) upon receipt, when sent by facsimile (provided confirmation  of  receipt is  received  by the  sending  party  transmission  is mechanically or electronically generated and kept on file by the sending party);
or (iii) one Business Day after deposit with a nationally  recognized  overnight delivery  service,  in each case properly  addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Cornell:               Cornell Capital Partners, LP
                             101 Hudson Street - Suite 3700
                             Jersey City, NJ  07302
                             Attention:   Mark A. Angelo
                             Telephone:   (201) 985-8300
                             Facsimile:   (201) 985-8266

With Copy to:                David Gonzalez, Esq.
                             101 Hudson Street - Suite 3700
                             Jersey City, NJ 07302
                             Telephone:   (201) 985-8300
                             Facsimile:   (201) 985-8266

                                       13

If to the Company, to:       CepTor Corporation
                             200 International Circle - Suite 5100
                             Hunt Valley, MD 21030
                             Attention:   Donald W. Fallon
                             Telephone:   (410) 527-9998
                             Facsimile:   (410) 527-9867

With a copy to:              Olshan Grundman Frome Rosenzweig & Wolosky LLP
                             Park Avenue Tower
                             65 East 55th Street
                             New York, NY 10022
                             Attention:   Harvey J. Kesner, Esq.
                             Telephone:   (212) 451-2259
                             Facsimile:   (212) 451-2222

If to a holder of this Warrant,  to it at the address and  facsimile  number set forth on EXHIBIT C hereto,  with copies to such holder's  representatives as set forth on EXHIBIT C, or at such other address and facsimile as shall be delivered to the Company upon the issuance or transfer of this  Warrant.  Each party shall provide  five days'  prior  written  notice to the other  party of any change in address or facsimile  number.  Written  confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or
(B) provided by a nationally  recognized  overnight  delivery  service  shall be rebuttable evidence of personal service,  receipt by facsimile or receipt from a nationally  recognized overnight delivery service in accordance with clause (i),
(ii) or (iii) above, respectively.

     Section 12.    DATE.  The  date  of this  Warrant  is set  forth  on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after the close of business on the Expiration Date,  except that  notwithstanding  any other provisions  hereof,  the provisions of Section 8(b) shall continue in full force and effect  after such date as to any Warrant  Shares or other  securities issued upon the exercise of this Warrant.

     Section 13.    AMENDMENT AND WAIVER.  Except as otherwise  provided herein, the  provisions  of the  Warrants  may be amended  and the  Company may take any action  herein  prohibited,  or omit to perform  any act herein  required  to be performed  by it, only if the Company has  obtained  the written  consent of the holders of Warrants  representing  at least  two-thirds  of the  Warrant  Shares issuable upon exercise of the Warrants then  outstanding;  provided that, except for Section  8(d),  no such action may  increase the Warrant  Exercise  Price or decrease the number of shares or class of stock  obtainable upon exercise of any
Warrant without the written consent of the holder of such Warrant.

     Section 14.    DESCRIPTIVE   HEADINGS;   GOVERNING  LAW.  The   descriptive
headings of the several sections and paragraphs of this Warrant are inserted for convenience  only and do not  constitute a part of this  Warrant.  The corporate

                                       14

laws of the State of Delaware  shall govern all issues  concerning  the relative rights of the Company and its stockholders.  All other questions  concerning the construction,  validity,  enforcement and interpretation of this Agreement shall be governed by the  internal  laws of the State of New  Jersey,  without  giving effect to any choice of law or conflict of law provision or rule (whether of the
State of New Jersey or any other jurisdictions) that would cause the application of the laws of any jurisdictions  other than the State of New Jersey. Each party hereby  irrevocably  submits  to the  exclusive  jurisdiction  of the  state and federal courts sitting in Hudson County and the United States District Court for
the District of New Jersey,  for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding,  any claim that it is not personally  subject to the jurisdiction of any such court,  that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby  irrevocably waives personal service of process and consents  to process  being  served in any such suit,  action or  proceeding  by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     Section 15.    WAIVER OF JURY  TRIAL.  AS A  MATERIAL  INDUCEMENT  FOR EACH
PARTY HERETO TO ENTER INTO THIS  WARRANT,  THE PARTIES  HERETO  HEREBY WAIVE ANY
RIGHT  TO  TRIAL  BY JURY IN ANY  LEGAL  PROCEEDING  RELATED  IN ANY WAY TO THIS
WARRANT  AND/OR  ANY  AND  ALL OF  THE  OTHER  DOCUMENTS  ASSOCIATED  WITH  THIS
TRANSACTION.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                       15

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

                                              CEPTOR CORPORATION

                                              By:/s/ Donald W. Fallon
                                                 -------------------------------
                                              Name: Donald W. Fallon
                                              Title: Senior Vice President,
                                                     Finance and Administration,
                                                     Chief Financial Officer

                                       16

                              EXHIBIT A TO WARRANT

                                 EXERCISE NOTICE

                                 TO BE EXECUTED
                BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                               CEPTOR CORPORATION

         The  undersigned   holder  hereby   exercises  the  right  to  purchase
______________  of the  shares  of Common  Stock  ("WARRANT  SHARES")  of CepTor
Corporation (the "COMPANY"),  evidenced by the attached Warrant (the "Warrant").
Capitalized  terms  used  herein  and  not  otherwise  defined  shall  have  the respective meanings set forth in the Warrant.

Specify Method of exercise by check mark:

         1.  ___  Cash Exercise

                (a) PAYMENT OF WARRANT  EXERCISE PRICE. The holder shall pay the
                Aggregate  Exercise Price of  $______________  to the Company in
                accordance with the terms of the Warrant.

                (b) DELIVERY OF WARRANT SHARES. The Company shall deliver to the holder _________  Warrant Shares in accordance with the terms of the Warrant.

         2.  ___  Cashless Exercise

                (a) PAYMENT OF WARRANT EXERCISE PRICE. In lieu of making payment of the Aggregate  Exercise  Price,  the holder elects to receive upon such  exercise  the Net  Number  of shares of Common  Stock determined in accordance with the terms of the Warrant.

                (b) DELIVERY OF WARRANT SHARES. The Company shall deliver to the holder _________  Warrant Shares in accordance with the terms of the Warrant.

Date: _______________ __, ______

Name of Registered Holder

By:___________________________________

Name:_________________________________

Title:________________________________

                              EXHIBIT B TO WARRANT

                              FORM OF WARRANT POWER

         FOR VALUE RECEIVED,  the undersigned does hereby assign and transfer to
________________,  Federal Identification No. __________,  a warrant to purchase
____________  shares of the capital stock of CepTor  Corporation  represented by warrant  certificate  no. _____,  standing in the name of the undersigned on the books of said corporation.  The undersigned does hereby  irrevocably  constitute
and  appoint   ______________,   attorney  to  transfer  the  warrants  of  said
corporation, with full power of substitution in the premises.

Dated:_______________________________     ______________________________________

                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                      B-1